UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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1847 GOEDEKER INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 9, 2021, 1847 Goedeker Inc. issued the following press release:

1847 Goedeker Issues Statement Regarding Director Candidate Nominations from Kanen Wealth Management

ST. CHARLES, Mo., Sept. 9, 2021 /BUSINESS WIRE/ -- 1847 Goedeker Inc. (NYSE American: GOED) ("Goedeker" or the "Company"), one of the largest specialty ecommerce players in the U.S. household appliances market, today announced that it has received a notice from Kanen Wealth Management LLC (together with its affiliates, “Kanen”) regarding its intent to nominate a majority slate of five individuals for election to the Company’s eight-member Board of Directors (the “Board”) at the Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on November 10, 2021. The Board will review Kanen’s notice and its nominees’ qualifications prior to making recommendations related to the election of directors in the Company's 2021 proxy statement, which will be filed with the U.S. Securities and Exchange Commission. Stockholders are not required to take any action at this time.

Albert Fouerti, Goedeker’s Chief Executive Officer, commented:

“We have the right leadership and strategy in place to pursue growth and long-term value for stockholders. Prior to becoming Chief Executive Officer and committing to increase my already sizable stockholdings, I carefully considered the Board’s current composition and its focus on continuing to add highly-qualified, independent directors such as Alan P. Shor. I am confident in our path forward now that we have completed the acquisition of Appliances Connection, initiated a management transition and released a six-point, ecommerce-focused plan. This is why it is disturbing that Kanen has chosen to initiate what appears to be a costly, distracting and unnecessary public campaign to obtain control of the Board. We are still in the initial phases of accelerating growth, and my goal is to avoid unwarranted disruptions and focus on value creation.”

Since Goedeker completed the transformative acquisition of Appliances Connection earlier this year, the Board has proactively taken a number of decisive steps to lay a foundation for long-term stockholder value. These steps include:

●	Appointing Mr. Fouerti, a major stockholder, director and the co-founder of Appliances Connection, to the Chief Executive Officer position. Mr. Fouerti is a proven ecommerce leader with a track record of growing and scaling specialty retailers. He has been actively involved in the Company’s pre-existing efforts to refresh the Board and add top talent to the management team.

●	Appointing Ellery W. Roberts, a meaningful stockholder and capital markets veteran, to the Executive Chairman position.

●	Appointing Maria Johnson, a corporate finance veteran with two decades of experience at companies such as Cheetah Digital, Inc. and PepsiCo, Inc. (NASDAQ: PEP), to the Chief Financial Officer position.

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●	Establishing a Strategic Planning Committee that includes Messrs. Fouerti, Roberts and Shor, who recently joined the Board following the announcement of the Appliances Connection acquisition. The Strategic Planning Committee is focused on supporting the management team as it works to continue integrating the businesses and pursuing accelerated growth.

●	Issuing a six-point, ecommerce-focused strategy for attaining scale and market leadership in the home appliances segment, including by investing in fulfillment network expansion and best-in-class technology that supports life-long customer loyalty.

●	Committing to filling former Chief Executive Officer Doug Moore’s Board seat with a highly-qualified, independent individual and evaluating other opportunities to add diverse, experienced directors with governance, fulfillment and ecommerce experience.

●	Initiating a rebranding process that will integrate Appliances Connection and Goedeker into one holistic, unified brand.

Goedeker’s aligned leadership, which owns more than 9% of the Company’s common stock, actively engages with a large cross-section of stockholders.1 The Board and management have held multiple conversations and maintained several exchanges with Kanen in recent months. Our Nominating and Corporate Governance Committee has also been having ongoing conversations with a director candidate put forth by Kanen to assess whether he would add value to the Board. This is why we are troubled by Kanen, a 5.5% stockholder, choosing to commence a public campaign to seek control of the Board just days after privately conveying an interest in working together in an amicable manner. We question why Kanen would take this aggressive step after the Board installed a new Chief Executive Officer who is aligned, experienced and implementing a well-articulated growth strategy.

The Board will closely review Kanen’s materials and work to maintain a constructive dialogue with the firm’s principals. However, we would be remiss not to note that our preliminary assessment revealed that a majority of Kanen’s slate is interconnected and appears to lack relevant skills for an appliance-focused ecommerce business. We believe stockholders should be extremely leery of any investor’s attempt to facilitate a change in control of the Board without nominating a world-class slate or offering stockholders any superior value proposition.

Bevilacqua PLLC and Vinson & Elkins LLP are acting as legal counsel to Goedeker.

About Goedeker

Goedeker is an industry leading e-commerce destination for appliances, furniture, and home goods. Through its June 2021 acquisition of Appliances Connection, Goedeker created one of the largest pure-play online retailers of household appliances in the United States. With warehouse fulfillment centers in the Northeast and Midwest, as well as showrooms in Brooklyn, New York, and St. Louis, Missouri, Goedeker offers one-stop shopping for national and global brands. We carry many household name-brands, including Bosch, Cafe, Frigidaire Pro, Whirlpool, LG, and Samsung, and also carry many major luxury appliance brands such as Miele, Thermador, La Cornue, Dacor, Ilve, Jenn-Air and Viking among others. We also sell furniture, fitness equipment, plumbing fixtures, televisions, outdoor appliances, and patio furniture, as well as commercial appliances for builder and business clients. Learn more at www.Goedekers.com.

[1]	Stockholdings reflect ownership of the Company’s directors and executives.

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Important Additional Information

The Company, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Form 1 Registration Statement, as amended (collectively, the “S-1”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 3, 2021, and amended on each of May 13, 2021, May 24, 2021 and May 25, 2021. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s S-1, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 on file with the SEC. The Company intends to file a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the Annual Meeting will contain information regarding the direct and indirect interest, by securities holding or otherwise, of the Company’s directors and executive officers in the Company’s securities. If the holdings of the Company’s securities change from the amounts provided in the Company’s definitive proxy statement, then such changes will be set forth in SEC filings on Form 3, 4, and 5. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.goedekers.com.

Contacts

For Stockholders:

Goedeker Investor Relations

ir@goedekers.com

or

Morrow Sodali

Mike Verrechia, 800-662-5200

m.verrechia@morrowsodali.com

For Media:

MKA

Greg Marose / Charlotte Kiaie, 646-386-0091

GOED@mkacomms.com

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